                                                                     EXHIBIT (5)

FIRST UNION CORPORATION           One First Union Center(0013)          Post Office Box 2080
LEGAL DIVISION                  Charlotte, North Carolina 28288   Jacksonville, Florida 32231-0010
                                          704 374-6828                      904 361-3785
                                       FAX: 704 374-3425                  FAX: 904 361-3144
MARION A. COWELL, JR.                                              123 South Broad Street (PMB010)
Executive Vice President                                          Philadelphia, Pennsylvania 19109
General Counsel and                                                         215 985-7969
Secretary                                                                 FAX: 215 985-8973

(First Union logo)

               Reply to Charlotte Office

                                                                October 18, 1996

Board of Directors
First Union Corporation
Charlotte, North Carolina 28288

Gentlemen:

     I have acted as counsel for First Union Corporation (the "Corporation") in connection with the registration on Form S-4 (the "Registration Statement") of 3,000,000 shares of the Corporation's Common Stock, $3.33 1/3 par value per share (together with the rights attached thereto, the "First Union Common Shares"), which are issuable in connection with the acquisition by the Corporation of Keystone Investments, Inc. (the "Acquisition").

     On the basis of such investigation as I deemed necessary, I am of the opinion that:

     (1) the Corporation has been duly incorporated and is validly existing under the laws of the State of North Carolina; and

     (2) the First Union Common Shares have been duly authorized and when the Registration Statement becomes effective and the shares are issued pursuant to the Agreement and Plan of Acquisition and Merger relating to the Acquisition, such shares will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of my name under the heading "VALIDITY OF FUNC COMMON SHARES" in the Prospectus/Information Statement included in the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, I do not hereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         MARION A. COWELL, JR.